UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

LL FLOORING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

F9 INVESTMENTS, LLC

THOMAS D. SULLIVAN

JOHN JASON DELVES

JILL WITTER

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On June 3, 2024, F9 Investments, LLC issued a press release (the “Press Release”) related to LL Flooring Holdings, Inc. (the “Company”), which F9 also simultaneously published to its website at www.LLGroove.com. A copy of the Press Release is filed herewith as Exhibit 1. From time to time, F9 or its fellow participants in the proxy solicitation may publish the Press Release, or portions thereof, on social media channels relating to the Company and they may otherwise disseminate the Press Release from time to time.

Exhibit 1

F9 INVESTMENTS RESPONDS TO LL FLOORING’S DELUSIONAL AND MISLEADING CLAIMS IN LATEST SHAREHOLDER COMMUNICATION

Does Not Believe LL Flooring’s So-Called Strategic Plan is Working, Given Stock Price Has Plummeted More Than 93% in Three Years Under Current Leadership

LL Flooring’s Letter Fails to Address Recent Going Concern Bombshell Disclosure from Auditors that the Company May Be at Risk of Going Out of Business

F9’s Three Highly Qualified Director Nominees – Tom Sullivan, Jason Delves, and Jill Witter – Are the Right Individuals to Restore Value to LL Flooring

Recommends Shareholders Vote the GOLD Proxy Card “FOR” All of F9’s Director Nominees

FRANKLIN, Tenn. – June 3, 2024 – F9 Investments, LLC (“F9”), which together with its affiliates collectively owns approximately 8.85% of LL Flooring Holdings, Inc. (“LL Flooring” or the “Company”) (NYSE: LL) common stock and is the Company’s largest shareholder, today issued the following statement in response to LL Flooring’s claims regarding F9’s intentions and the strategic capability of the Company’s current Board of Directors (the “Board”).

Tom Sullivan, Founder of F9 and founder and former CEO and Chairman of Lumber Liquidators, LL Flooring’s predecessor company, said, “As the largest shareholder of LL Flooring, we are seeking three seats on the Company’s nine-person Board to protect the value of our investment and that of all stakeholders. As such, we are clearly not seeking control of the Company. Rather, as we have stated previously, we believe LL Flooring desperately needs strong leaders in the boardroom who can provide much-needed oversight and who bring a track record of creating value.

“Notably, under the incumbent Board, LL’s stock price has plummeted more than 63%, 93%, and 83% on a 1-, 3-, and 5-year basis, respectively, and the Board’s so-called five step strategic plan has been an abject failure. Moreover, we believe the Board’s sale process has been a complete sham, as the Board has disclosed that it has received multiple premium offers from bona fide bidders only to reject or ignore them as the Company’s share price craters. We also believe the Board’s stated plan to enter into a sale-leaseback commitment for its distribution center is shortsighted and will most likely increase expenses and be value destructive in the long run.

“We believe that the claims in the letter LL Flooring mailed to shareholders today are misleading and delusional and lead us to believe that the Board is only seeking to entrench itself and fails to recognize the dire state of the Company despite the fact that it recently disclosed that its auditors believe that LL Flooring may be at risk of going out of business if its financial condition continues to deteriorate.”

F9 URGES ALL LL FLOORING SHAREHOLDERS TO VOTE ON THE GOLD PROXY CARD TODAY ”FOR” F9’S NOMINEES TOM SULLIVAN, JASON DELVES, AND JILL WITTER AND “WITHHOLD” ON ALL LL FLOORING NOMINEES

Additional information regarding F9’s highly qualified, independent nominees and voting instructions, may be found at www.LLGroove.com.

Solomon Partners Securities, LLC is serving as F9’s financial advisor and Dentons US LLP is serving as its legal advisor.

DISCLAIMER

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of F9 Investments, LLC and its affiliates (“F9”) and are based on publicly available information with respect to LL Flooring Holdings, Inc. (“LL” or the “Company”). F9 recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with F9’s conclusions. F9 reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. F9 disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by LL.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Certain of the Participants (as defined below) currently beneficially own shares of the Company. The Participants and their affiliates may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of F9.

The estimates, projections and potential impact of the opportunities identified by F9 herein are based on assumptions that F9 believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

F9 has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. F9 does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

F9 Investments, LLC, Thomas D. Sullivan, John Jason Delves and Jill Witter (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of gold proxy card (as supplemented and amended, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 31, 2024 to be used in connection with the 2024 annual meeting of stockholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV AND F9’S WEBSITE AT WWW.LLGROOVE.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF

THE COMPANY’S STOCKHOLDERS. STOCKHOLDERS MAY ALSO DIRECT A REQUEST TO F9’S PROXY SOLICITOR, CAMPAIGN MANAGEMENT, 15 WEST 38TH STREET, SUITE #747, NEW YORK, NY 10018 (STOCKHOLDERS CAN E-MAIL INFO@CAMPAIGNMANAGEMENT.COM OR CALL TOLL-FREE: (855) 264-1527.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

INVESTOR AND MEDIA CONTACTS

Investors:

Michael Fein

Campaign Management

(212) 632-8422

michael.fein@campaign-mgmt.com

Media:

Jonathan Gasthalter/Nathaniel Garnick

Gasthalter & Co.

(212) 257-4170

F9Investments@gasthalter.com